LIBERTY INTERMEDIATE TAX-EXEMPT FUND
                       A SERIES OF LIBERTY FUNDS TRUST IV

                THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES


          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - DECEMBER 27, 2000

The signers of this proxy hereby appoint __________, ___________ and _________, and each of them, proxies of the signers, with power of substitution to each to represent and vote at the Special Meeting of Shareholders to be held at 10:00 a.m. Eastern time on December 27, 2000 at the offices of Colonial Management Associates, Inc., One Financial Center, Boston, Massachusetts, and at any adjournments, as specified herein, and in accordance with their best judgment, on any other business that may properly come before the Meeting.


|X|  PLEASE MARK VOTES AS
     IN THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR PROPOSALS 1 AND 2 LISTED BELOW.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Trustees recommend a vote FOR each proposal.

1.   Proposal to approve the Agreement and Plan of              | | FOR     | | AGAINST     | | ABSTAIN
     Reorganization with respect to the acquisition
     of the Liberty Intermediate Tax-Exempt Fund by
     the Stein Roe Intermediate Municipals Fund.

2.   Proposal to elect eleven Trustees:                         | | FOR ALL NOMINEES

     (01) Douglas A. Hacker                                     | | WITHHELD FROM ALL
     (02) Janet Langford Kelly                                      NOMINEES
     (03) Richard W. Lowry
     (04) Salvatore Macera                                      | | FOR ALL NOMINEES EXCEPT AS
     (05) William E. Mayer                                          NOTED
     (06) Charles Nelson
     (07) John J. Neuhauser
     (08) Joseph R. Palombo
     (09) Thomas E. Stitzel
     (10) Thomas C. Theobald
     (11) Anne-Lee Verville

                                           NOTE: Please sign exactly as name
                                           appears thereon. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give full
                                           title as such. If a corporation,
                                           please sign in full corporate name by
                                           President or other authorized
                                           officer. If a partnership, please
                                           sign in the partnership name by
                                           authorized person.


PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY PROMPTLY USING THE              Signature:____________Date:_____
ENCLOSED ENVELOPE.
                                           Signature:____________Date:_____

                   TWO NEW CONVENIENT WAYS TO VOTE YOUR PROXY

PROXY VOTING--QUICK AND CONVENIENT

The enclosed proxy statement provides details on important issues affecting your Liberty and Stein Roe Funds. The Board of Trustees recommends that you vote for all proposals.

For the first time, we are offering two new ways to vote: by internet or fax. These methods may be quicker and more convenient than the traditional method of mailing back your proxy card. Please follow the simple instructions on this proxy insert.

If you are voting by internet or fax, you SHOULD NOT mail your proxy card.

YOUR PROXY VOTE IS IMPORTANT!

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VOTE BY INTERNET:                                           VOTE BY FAX:
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-    Read the proxy statement and have your proxy           -    Read the proxy statement.
     card available.
                                                            -    Fax your proxy card to 1-800-733-1885.
-    Visit our Web site (www.libertyfunds.com or
     www.steinroe.com) and go to "Proxy Voting."

-    When you are ready to vote, click on the blue
     "Vote My Proxy" link.

- Enter the 14-digit Control Number from your proxy card.

-    Follow the instructions provided on the site.
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